Exhibit 99.1

Contact:

Sylvia Wheeler

Director, Corporate Communications

650-462-5900

DEPOMED PRICES OFFERING OF 5,036,000 SHARES OF COMMON STOCK

MENLO PARK, Calif., January 7, 2005 — Depomed, Inc. (NASDAQ: DEPO) today announced that it has agreed to sell up to 5,036,000 shares of its common stock in a registered direct offering at a price of $4.50 per share to institutional investors for gross proceeds of $22,662,000.  All of the shares are being sold by Depomed, Inc., and the shares are being offered through a prospectus supplement pursuant to the company’s effective shelf registration statement and a related registration statement filed under Rule 462(b) of the Securities Act of 1933.  Thomas Weisel Partners LLC acted as the exclusive placement agent for the offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.  Copies of the prospectus supplement and the accompanying prospectus related to the offering can be obtained from Thomas Weisel Partners LLC, One Montgomery Street, Suite 3700, San Francisco, California 94104.

About Depomed

Depomed, Inc. is an emerging specialty pharmaceutical company engaged in the development of pharmaceutical products based on its proprietary oral drug delivery technologies.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995.  The statements that are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties including, but not limited to those related to our research and development efforts, including pre-clinical and clinical testing; regulation by the FDA and other government agencies; the timing of regulatory applications and product launches;  and other risks detailed in the Company’s Securities and Exchange Commission filings, including the Company’s Annual Report on Form 10-K.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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